Exhibit 99.1

AGREEMENT OF JOINT FILING

                   In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other persons signatory below of a statement on Schedule 13D or any amendments thereto, with respect to the common stock of Harrington West Financial Group, Inc., and that this Agreement be included as an attachment to such filing.

This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on the 25th day of April, 2008.

/s/ Douglas T. Breeden
DOUGLAS T. BREEDEN

WYANDOTTE COMMUNITY CORPORATION

By:	/s/ Douglas T. Breeden
Douglas T. Breeden
Title:	President and Chairman

BREEDEN FAMILY TRUST

By:	/s/ Douglas T. Breeden
Douglas T. Breeden
Investment Advisor

COMMUNITY FIRST FINANCIAL GROUP, INC.

By:	/s/ Samuel E. Eckart
Samuel E. Eckart
Title:	President and Chief Executive Officer